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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):   March 19, 2002


                             ASPEN TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        0-24786               04-2739697
--------------------------------------------------------------------------------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)


                 Ten Canal Park, Cambridge, Massachusetts 02141
                    -----------------------------------------
              (Address of principal executive office and zip code)


                                 (617) 949-1000

                                 --------------

              (Registrant's telephone number, including area code)

                                 --------------


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ITEM 5.  OTHER EVENTS

A.       ISSUANCE OF PREFERRED STOCK AND WARRANTS

         On February 6, 2002, we issued and sold 30,000 shares of our Series B-1 convertible preferred stock and warrants to purchase 365,854 shares of common stock for an aggregate purchase price of $30.0 million. On February 28, 2002, we issued and sold 20,000 shares of our Series B-2 convertible preferred stock and warrants to purchase 283,460 shares of common stock for an aggregate purchase price of $20.0 million. The Series B-1 preferred and Series B-2 preferred and warrants were issued in private placements to three institutional investors. These issuances were the subject of earlier reports on Form 8-K that we filed on February 12, 2002 and March 5, 2002.

         On March 19, 2002, we issued 30,000 outstanding shares of newly designated Series B-I convertible preferred stock in exchange for all of the 30,000 outstanding shares of Series B-1 convertible preferred stock and we issued 20,000 outstanding shares of newly designated Series B-II convertible preferred stock in exchange for all of the 20,000 outstanding shares of Series B-2 convertible preferred stock. The charter and contractual terms applicable to the Series B-I preferred and Series B-II preferred provide us with an option to issue shares of a newly created class of Series C preferred stock, in lieu of paying cash, in certain circumstances where the Series B-1 preferred and Series B-2 preferred would have required us to make cash payments to holders. We also entered into amendments to the warrants issued in the two earlier private placements in order to provide us with a similar option to issue shares of Series C preferred stock in certain circumstances.

         In addition, on March 19, 2002, we issued an additional 10,000 shares of Series B-I preferred and warrants to purchase 141,730 shares of common stock for an aggregate purchase price of $10.0 million to two of the three institutional investors who participated in the prior private placements of our preferred stock. These warrants are exercisable initially at a price of $23.99 per share. The other terms of these warrants are substantially identical to the warrants, as amended, issued to the purchasers in the two earlier private placements. We intend to use our net proceeds from this placement for working capital and other general corporate purposes, which may include acquisitions of, or investments in, one or more new technologies, products or businesses.

         The terms of the Series B-I, Series B-II and Series C preferred are set forth in certificates of designations that form a part of our charter. The terms of these series of preferred stock are summarized below in "Description of Capital Stock." In addition, some of our obligations to holders of Series B preferred and warrants are contained in an amended and restated securities purchase agreement and amended and restated registration rights agreement entered into on March 19, 2002. These agreements supercede the securities purchase agreement and registration rights agreement we entered into with the purchasers on February 6, 2002. The Certificate of Designations of the Series B-I preferred and Series B-II preferred, the Certificate of Designations of the Series C preferred stock, the amended and restated securities purchase agreement, the amended restated registration rights agreement and the forms of warrants and warrant amendments are attached as Exhibits 4.1, 4.2., 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 to this current report on Form 8-K.

         In connection with the placement of the Series B-I preferred, Series B-II preferred and warrants pursuant to the amended and restated securities purchase agreement, we amended our rights agreement dated as of March 12, 1998 with American Stock Transfer & Trust Company, as rights agent, in order to exclude from the provisions of the rights agreement and beneficial ownership of common stock deemed to result from holdings of Series B-I preferred or Series B-II preferred and the warrants. A copy of the amendment is included as Exhibit
99.7 to this current report on Form 8-K.

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B.   DESCRIPTION OF CAPITAL STOCK

     THE PURPOSE OF SECTION B OF THIS REPORT IS TO UPDATE THE DESCRIPTION OF THE CAPITAL STOCK OF ASPEN TECHNOLOGY, INC. WE ANTICIPATE INCORPORATING THIS DESCRIPTION BY REFERENCE INTO FILINGS THAT WE MAKE WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME, INCLUDING ANY REGISTRATION STATEMENTS ON FORM S-3 OR FORM S-8. THE FOLLOWING INFORMATION CONSTITUTES THE "DESCRIPTION OF SECURITIES" REQUIRED BY ITEM 202 OF REGULATION S-K.

                          DESCRIPTION OF CAPITAL STOCK

     The following description summarizes the material terms of our common stock and preferred stock, as well as relevant provisions of our certificate of incorporation and bylaws and the Delaware General Corporation Law. For a complete description of the terms of our common stock and preferred stock, please refer to our certificate of incorporation and bylaws, each as amended and/or restated to date. While the terms summarized below will apply generally to any shares of common stock or preferred stock that we may offer in the future, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus relating to the offering of these securities. The terms of any common stock or preferred stock that we offer pursuant to a prospectus may differ from the terms described below, and any such additional and/or different terms will be set forth in that prospectus.

     Our authorized capital stock consists of 130,000,000 shares. These shares consist of 120,000,000 shares of common stock, par value, $.10 par value per share, and 10,000,000 shares of preferred stock, $.10 par value per share, of which 400,000 shares have been designated as Series A participating cumulative preferred stock, 40,000 shares have been designated Series B-I Convertible preferred stock, 20,000 shares have been designated Series B-II convertible preferred stock, and 60,000 have been designated Series C preferred stock.

COMMON STOCK

     Voting. Each holder of common stock is entitled to one vote on all matters to be voted upon by stockholders for each share held on the record date for such vote.

     DIVIDENDS. Subject to any preference rights of holders of preferred stock, the holders of common stock are entitled to receive dividends, when, as and if declared by the board of directors, out of fund legally available for dividends.

     LIQUIDATION. Upon liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after our payment of liabilities. Holders of preferred stock will receive their preferential share of our assets before the holders of common stock receive any assets.

     OTHER RIGHTS. Holders of the common stock have no right to
     o convert the common stock into any other security,
     o have the common stock redeemed or
     o purchase additional shares of common stock to maintain their proportionate ownership interest.

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The common stock does not have any cumulative voting rights, which means that the holders of a majority of the shares can elect all the directors and that the holders of the remaining shares will not be able to elect any directors. All outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we have designated and issued or may designate and issue in the future.

PREFERRED STOCK

     Our certificate of incorporation authorizes the board of directors to issue, without any further action by the stockholders, the preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof, including voting rights, dividend rights, conversion rights, liquidation preferences, redemption privileges and sinking fund terms. The rights, preferences and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock. In addition, the preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely effect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.

SERIES B PREFERRED STOCK

     Our certificate of incorporation authorizes two series of Series B preferred stock: Series B-I preferred stock and Series B-II preferred stock, which we collectively refer to as the Series B preferred stock.

     VOTING. Each holder of Series B preferred stock is entitled to vote on all matters to be voted upon by stockholders and is entitled to a number of votes equal to the number of shares of common stock into which such holder's shares of Series B preferred stock are convertible as of the record date for such vote. Our certificate of incorporation also gives the holders of shares of Series B preferred stock the right to vote as a separate class on enumerated actions that if taken by us would impair their rights, preferences and privileges. Prior to us taking any such action, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock is required. Except as otherwise provided by Delaware law, the holders of Series B preferred stock vote with the holder of common stock as a single class on all other matters to be voted upon by stockholders.

     DIVIDENDS. Holders of Series B preferred stock are entitled to receive, out of funds legally available for dividends, cumulative dividends at an annual rate of 4% of the stated value per share of such Series B preferred stock, payable quarterly, in either cash or common stock at our option (subject to our satisfaction of specified conditions set forth in our certificate of incorporation).

     CONVERSION. Holders of Series B preferred stock may at any time convert their shares into common stock at their option. Shares of Series B preferred stock are convertible into a number of shares of common stock equal to the stated value of such shares of Series B preferred stock, divided by the then effective conversion price of such shares, which conversion price is subject to antidilution and other adjustments described in our certificate of incorporation. Subject

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to conditions set forth in our certificate of incorporation, generally relating to the market price of our common stock, we may also require holders to convert their shares of Series B preferred into common stock.

     REDEMPTION. Beginning August 6, 2003 until February 6, 2004, in the case of the Series B-I preferred stock, and August 28, 2003 until February 28, 2004, in the case of the Series B-II preferred stock, holders of shares of Series B preferred stock have the right to require us to redeem up to a specified aggregate amount of their shares upon the occurrence of events specified in our restated certificate of incorporation, including in certain circumstances where the average closing price of our common stock for specified periods is below the then-applicable conversion price for such Series of Series B preferred stock. Beginning on February 7, 2004, in the case of the Series B-I preferred stock and February 28, 2004, in the case of the Series B-II preferred stock, holders of Series B preferred stock may require that we redeem any or all of their shares. Any such redemption may be made in cash, common stock or Series C preferred stock (or a combination thereof), at our option (subject to our satisfaction of specified conditions set forth in our certificate of incorporation), at a price equal to the stated value of the Series B preferred stock, plus accrued but unpaid dividends.

     We will be required to redeem all of the outstanding shares of Series B preferred stock on February 7, 2009 at a price equal to the stated value plus all accrued but unpaid dividends. The redemption price may be paid in cash, common stock or Series C preferred stock (or a combination thereof) at our option (subject to our satisfaction of specified conditions set forth in our certificate of incorporation).

     REPURCHASE EVENTS. Upon the occurrence of specified "triggering events," each holder of Series B preferred stock may require that we repurchase all or any portion of the shares of Series B preferred stock then held by such holder at a price per share equal to 115% of the greater of:

     o the stated value of the shares, and

     o the market value of the common stock issuable upon conversion of the shares, together with all accrued and unpaid dividends. In addition, holders may require that we repurchase all or any portion of shares of common stock previously issued upon conversion of shares of Series B preferred stock, at a price per share equal to 115% of the market value of our common stock.

The triggering events are set forth in the certificate of designations and in general relate to:
     o bankruptcy-related events; o changes of control;
     o a suspension of trading of the common stock;
     o our failure to have sufficient authorized shares of common stock reserved for issuance upon conversions of Series B preferred stock or to deliver common stock certificates upon any such conversion;
     o our failure to cause a registration statement relating to the shares of common stock issuable upon conversion of the Series B preferred stock to be filed, or to be declared and maintained effective; or
     o our failure to make certain payments when due, or any other continuing default by us, under any of the documents delivered in connection with the issuance and sale of the Series B preferred stock.

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     CERTAIN EVENTS. In the event of a change of control as specified by our certificate of incorporation, a holder of Series B preferred stock may require that we redeem shares of Series B preferred stock in cash at a price equal to 115% of the stated value, plus accrued but unpaid dividends or require the successor corporation or surviving entity in the change of control to issue a new Series of preferred stock with a stated value equal to 115% of the stated value of the preferred stock, plus accrued but unpaid dividends thereon, and having terms substantially equivalent to the terms of the Series B preferred stock. In such an event, a holder alternatively may elect to convert shares of Series B preferred stock into the consideration that the holder would have received had the holder converted the shares of Series B preferred stock into common stock immediately before the change of control event. In the event of an event constituting an "organic event," (as described in our certificate of incorporation) other than a change of control, where common stockholders are entitled to receive securities or assets in exchange for their common stock, holders of Series B preferred stock are entitled to receive a new security with terms substantially equivalent to the Series B preferred stock, including liquidation preferences and stated value.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up, the holders of Series B preferred stock are entitled to receive, prior to any distribution to holders of common stock, an amount equal to the stated value, plus accrued but unpaid dividends.

SERIES C PREFERRED STOCK

     VOTING. Holders of shares of Series C preferred stock have no voting rights except as otherwise provided by Delaware law and our certificate of incorporation. Our certificate of incorporation gives the holders of shares of Series C preferred stock the right to vote as a separate class on enumerated actions that if taken by us would impair their rights, preferences and privileges. Prior to us taking any such action, the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock is required. In addition, we have agreed with the holders of the Series B preferred stock that the terms of the Series C preferred stock may not be amended or eliminated without the affirmative vote of the holders of a majority of the outstanding shares of Series B preferred stock. On such matters where the holders of Series C preferred stock are entitled to vote, they are entitled to one vote per share. If any shares of Series C preferred stock are outstanding, the holders, as a separate class, shall be entitled to elect the greater of (a) two directors or (b) 20% of the total number of directors on our board of directors, rounded up to the nearest whole number.

     DIVIDENDS. Holders of Series C preferred stock are entitled to receive, out of funds legally available for dividends, cumulative dividends at an annual rate of 12% of the stated value per share of such Series C preferred stock, payable quarterly, in either cash or through an increase in the stated value per share, at our option (subject to our satisfaction of specified conditions set forth in our certificate of incorporation).

     CONVERSION. Holders of Series C preferred stock have no right to convert their shares into any other security.

     REDEMPTION. We may redeem the Series C Preferred Stock at any time at a price per share equal to the stated value, plus all accrued but unpaid dividends.

     CERTAIN EVENTS. In the event of a change of control as specified by our certificate of incorporation, a holder of Series C preferred stock may require that we, at out option, either redeem shares of Series C preferred stock in cash at a price equal to the stated value, plus accrued but unpaid dividends or require the successor corporation or surviving entity in the change of control to issue a new Series of preferred stock with a stated value equal to the stated value of the Series C preferred stock, plus accrued but unpaid dividends, and having terms substantially

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equivalent to the terms of the Series C preferred stock. In the event of an event constituting an "organic event," (as described in our certificate of incorporation) other than a change of control, where common stockholders are entitled to receive securities or assets in exchange for their common stock, holders of Series C preferred stock are entitled to receive a new security with terms substantially equivalent to the Series C preferred stock, including liquidation preferences and stated value.

     LIQUIDATION. In the event of any liquidation, dissolution or winding up, the holders of Series C preferred stock are entitled to receive, prior to any distribution to holders of common stock, an amount equal to the stated value, plus accrued but unpaid dividends.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     We have granted our board of directors the authority to issue preferred stock and to determine its rights and preferences in order to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have designated and reserved an aggregate of 400,000 shares of authorized but unissued preferred stock for issuance as Series A participating cumulative preferred stock pursuant to our Stockholder Rights Plan described below.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE BY-LAWS

     We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Generally, a "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" includes a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. the existence of this provision generally will have an anti-takeover effect for transaction not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

     The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes as nearly equal in size as possible with staggered three-year terms. In addition, the Certificate of Incorporation provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of capital stock of the corporation entitled to vote. Under the Certificate of Incorporation, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

     Our certificate of incorporation also provides that any action required or permitted to be taken by our stockholders at any annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written consent in lieu of a meeting. Our certificate of incorporation further provides that special meetings of the stockholders may only be called by our chairman of the board of directors, our chief executive officer or, if none, our president or by the board of directors. Under our bylaws, in order for any matter to be considered properly brought before a meeting, a stockholder must comply with certain requirements regarding advance notice to us. The foregoing provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person from making a tender offer for our common stock, because such person, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders' meeting, and not by written consent.

     The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws require the affirmative vote of the holders of at least 75% of the voting power of all the shares of our capital stock issued, outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

     Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

RIGHTS PLAN

     On March 12, 1998, our board of directors adopted a stockholder rights agreement, which we refer to as the rights plan, and distributed one right for each then outstanding share of common stock. The rights were issued to holders of record of common stock outstanding on March 12, 1998. Each share of common stock issued after March 12, 1998 will also include one right, subject to certain limitations. Each right, when it becomes exercisable, will initially entitle the registered holder to purchase from us one one-hundredth (1/100th) of a share of Series A preferred stock at a purchase price of $175.00.

     Currently the rights are attached to our outstanding shares of common stock. The rights are not now exercisable and cannot be transferred separately. The rights will become exercisable and separately transferable when we learn that any person or group, other than an exempt person, has acquired beneficial ownership of 20% or more of the outstanding common stock or on such other date as may be designated by the board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for our outstanding common stock that could result in the offeror becoming the beneficial owner of 15% or more of our outstanding common stock. In such circumstances, holders of the rights will be entitled to purchase, at the purchase price, a number of hundredths of a share of Series A preferred stock equivalent to the number of shares of common stock (or, in certain circumstances, other equity securities) having a market value of twice the purchase price. Beneficial holders of 15% or more of the outstanding common stock, however, would not be entitled to exercise their rights in such circumstances. As a result, their voting and equity interests in us would be substantially diluted if the rights were to be exercised.

     The rights expire in March 2008, but we may redeem them earlier at a price of $.01 per right, in accordance with the rights plan.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

NASDAQ NATIONAL MARKET LISTING

     Our common stock has been approved for trading and quotation on the Nasdaq National Market under the symbol "AZPN."



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Business Acquired

Not applicable.

(b)  Pro Forma Financial Information

Not applicable.

(c)  Exhibits

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

 4.1 Certificate of Designations of the Series B-I Convertible Preferred Stock and Series B-II Convertible Preferred Stock.

 4.2      Certificate of Designations of the Series C Preferred Stock.

99.1 Amended and Restated Securities Purchase Agreement dated as of March 19, 2002 between Aspen Technology, Inc. and the Purchasers named therein.

99.2      Amended and Restated Registration Rights Agreement dated as of
          March 19, 2002 between   Aspen Technology, Inc. and the
          Purchasers named therein.

99.3      Form of Warrant of Aspen Technology, Inc. dated as of February 6,
          2002.

99.4      Form of Warrant of Aspen Technology, Inc. dated as of February 28,
          2002.

99.5 Form of Amendment to Warrants of Aspen Technology, Inc. dated as of February 6, 2002 and February 28, 2002.

99.6      Form of Warrant of Aspen Technology, Inc. dated as of March 19, 2002.

99.7 Amendment No. 3, dated as of March 19, 2002, to Rights Agreement, dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit
          4.6 to Amendment No. 4 to Form 8-A/A filed by Aspen Technology, Inc. on March 20, 2002 and incorporated herein by reference).

99.8 Amendment Agreement No. 4, dated as of March 19, 2002, to Credit Agreement dated as of October 27, 2000 between Aspen
          Technology, Inc. and Fleet National Bank.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          ASPEN TECHNOLOGY, INC.


Dated:  March 19, 2002                    By: /s/ Lisa W. Zappala
                                             ----------------------------
                                             Lisa W. Zappala
                                             Senior Vice President and
                                             Chief Financial Officer